EXHIBIT 99.2
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Announces
Commencement of Common Stock Offering

BUFFALO, NY, April 28, 2021 – Columbus McKinnon Corporation (Nasdaq: CMCO) (the “Company” or “Columbus McKinnon”), a leading designer and manufacturer of intelligent motion solutions for material handling, today announced that it has commenced an underwritten public offering, subject to market and other conditions, of $150.0 million of its common stock. The Company intends to grant the underwriters in the offering an option for a period of 30 days to purchase up to an additional
$22.5 million of the Company’s common stock.

The Company intends to use the net proceeds from the offering (including the net proceeds if the underwriters exercise their option to purchase additional shares of common stock) to repay in part outstanding borrowings under its first lien term facility.

J.P. Morgan is acting as lead book-running manager. Wells Fargo Securities and PNC Capital Markets LLC are acting as additional joint book-running managers for the offering.

The offering is being made only by means of a prospectus relating to the offering. Copies of the preliminary prospectus and the final prospectus, when available, may be obtained from:

J.P. Morgan
c/o Broadridge Financial Solutions
1155 Long Island Avenue, Edgewood, New York, 11717
Telephone: 1-866-803-9204
Email: prospectus-eg_fi@jpmchase.com;

-OR-

Wells Fargo Securities
Telephone: 1-800-326-5897
Facsimile: 1-212-214-5918
Email: cmclientsupport@wellsfargo.com Attention: Equity Syndicate Department

-OR-

PNC Capital Markets LLC

Telephone: 1-855-881-0697
Email: secsett@pnc.com

A registration statement on Form S-1 relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Columbus McKinnon

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that efficiently and ergonomically move, lift, position, and secure materials. Key products include hoists, crane components, precision conveyor systems, actuators, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how.

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning the Company’s ability to complete its common stock offering, including the underwriters’ option to purchase additional shares of common stock, and the Company’s intended use of the net proceeds from the offering, each of which involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including risks related to the integration of Dorner Mfg. Corp. into the Company, the impact of Covid-19 on global economic and business conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, the Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

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